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                                                                      EXHIBIT 5

May 21, 1999

AURORA BIOSCIENCES CORPORATION
11149 North Torrey Pines Road
La Jolla, California 92037

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Aurora Biosciences Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to (i) 2,000,000 shares of the Company's Common Stock, $.001 par value, pursuant to its 1996 Stock Plan (the "1996 Plan"), as amended as of May 28, 1998, (ii) 2,000,000 shares of the Company's Common Stock, $.001 par value, pursuant to the 1996 Stock Plan, as amended as of May 4, 1999 and (iii) 300,000 shares of the Company's Common Stock, $.001 par value pursuant to its Employee Stock Purchase Plan (the "Purchase Plan").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the shares, when sold and issued in accordance with the 1996 Plan, as amended on May 28, 1998 and May 4, 1999, the Purchase Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By: /s/ Tom A. Coll
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    Tom A. Coll

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